FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
January 22, 2020	Emlen Harmon, SVP - Director of Investor Relations
212.309.7646
http://www.sterlingbancorp.com
Sterling Bancorp announces strong operating results for the fourth quarter of 2019 with diluted earnings per share available to common stockholders of $0.52 (as reported) and $0.54 (as adjusted). Highlights include continued progress in balance sheet transition, reduction in funding costs and increasing profitability.
Key Performance Highlights for the Twelve Months ended December 31, 2019 vs. December 31, 2018

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	12/31/2018	12/31/2019	Change % / bps	12/31/2018	12/31/2019	Change % / bps
Total revenue[2]	$1,070,600	$1,049,788	(1.9)%	$1,085,819	$1,051,395	(3.2)%
Net income available to common	439,276	419,108	(4.6)	449,645	426,891	(5.1)
Diluted EPS available to common	1.95	2.03	4.1	2.00	2.07	3.5
Net interest margin[3]	3.51%	3.43%	(8)	3.57%	3.49%	(8)
Return on average tangible common equity	17.87	16.42	(145)	18.29	16.73	(156)
Return on average tangible assets	1.51	1.48	(3)	1.55	1.51	(4)
Tangible book value per common share[1]	$11.78	$13.09	11.1%	$11.78	$13.09	11.1%

▪	Net income available to common stockholders of $419.1 million (as reported) and $426.9 million (as adjusted).

▪	Total commercial loans of $19.0 billion at December 31, 2019; growth of 17.2% over December 31, 2018.

▪	Operating efficiency ratio of 44.2% (as reported) and 40.1% (as adjusted)[4].

▪	Repurchased 19,312,694 common shares in 2019 at a weighted average price of $19.83 per share.

▪	Tangible book value per common share[1] of $13.09; growth of 11.1% over December 31, 2018.
Key Performance Highlights for the Three Months ended December 31, 2019 vs. December 31, 2018

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	12/31/2018	12/31/2019	Change % / bps	12/31/2018	12/31/2019	Change % / bps
Total revenue[2]	$265,346	$260,638	(1.8)%	$274,247	$264,457	(3.6)%
Net income available to common	112,501	104,722	(6.9)	116,458	108,855	(6.5)
Diluted EPS available to common	0.51	0.52	2.0	0.52	0.54	3.8
Net interest margin[3]	3.48%	3.37%	(11)	3.53%	3.42%	(11)
Return on average tangible common equity	17.56	15.94	(162)	18.17	16.57	(160)
Return on average tangible assets	1.53	1.45	(8)	1.58	1.51	(7)

▪	Growth in commercial loans of $791.3 million over linked quarter; 17.2% annualized growth rate.

▪	Total deposits were $22.4 billion with a cost of 0.89%. Municipal deposit balances decreased by $246.6 million.

▪	Decrease in total interest expense of $4.7 million and decrease in total funding liabilities of 10 basis points relative to linked quarter.

▪	Excluding accretion income on acquired loans, net interest margin was 3.13%.

▪	Consolidated five financial centers in the fourth quarter of 2019; a total of 24 consolidated in 2019. Total of 82 financial centers open as of December 31, 2019.

▪	Issued $275.0 million of Tier 2 regulatory capital qualifying subordinated notes.

▪	Completed the previously announced acquisition of an $838.9 million equipment finance loan and lease portfolio.

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 18.
2. Total revenue is equal to net interest income plus non-interest income. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses and gain on termination of a pension plan.
3. Net interest margin is equal to net interest income divided by average interest earning assets. Net interest margin as adjusted, or tax equivalent net interest margin, is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment assumes a 21% federal tax rate in all periods presented.
4. Operating efficiency ratio is a non-GAAP measure. See page 21 for an explanation of the operating efficiency ratio.

MONTEBELLO, N.Y. – January 22, 2020 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and twelve months ended December 31, 2019. Net income available to common stockholders for the quarter ended December 31, 2019 was $104.7 million, or $0.52 per diluted share, compared to net income available to common stockholders of $120.5 million, or $0.59 per diluted share, for the linked quarter ended September 30, 2019, and net income available to common stockholders of $112.5 million, or $0.51 per diluted share, for the three months ended December 31, 2018.

Net income available to common stockholders for the year ended December 31, 2019 was $419.1 million, or $2.03 per diluted share, compared to net income available to common stockholders of $439.3 million, or $1.95 per diluted share, for the year ended December 31, 2018.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We delivered strong operating performance in 2019, continuing to grow our commercial businesses, transitioning our balance sheet, managing our funding costs and driving operational efficiency. In the fourth quarter of 2019, our adjusted net income available to common stockholders was $108.9 million and our adjusted diluted earnings per share available to common stockholders (“adjusted EPS”) was $0.54. Our profitability metrics remained strong, including adjusted return on average tangible assets of 1.51% and adjusted return on average tangible common equity of 16.6%. We continue to deliver on our track record of growth and profitability. Over the past five years, our adjusted EPS has grown at a compound annual growth rate (“CAGR”) of 21.3%, and our tangible book value per common share has grown at a CAGR of 15.1%.

“Our commercial businesses have strong momentum. We grew spot commercial loan balances by $791.3 million in the fourth quarter of 2019 and $2.8 billion since December 31, 2018. In the same periods, run-off of residential mortgage loans was $160.1 million and $623.9 million, respectively. At December 31, 2019, our loan portfolio consisted of 88.6% in total commercial loans, in-line with our target of commercial loans representing at least 85.0% of our total loan portfolio. We continue to exercise discipline on new loan originations and have augmented our growth through opportunistic portfolio acquisitions, focusing on diversified commercial asset classes where we can achieve our target risk-adjusted returns.

“We continue to focus on generating deposit growth through full client relationships. Total deposits were $22.4 billion and the cost of total deposits was 0.89% in the fourth quarter of 2019, which represented a three basis points decline in cost compared to the third quarter of 2019. The improving market conditions and competitive dynamics in our deposit markets is evident in our ability to reduce the cost of interest bearing deposits by twelve basis points in the fourth quarter of 2019 relative to the linked quarter. We have also created a more optimal overall funding mix, reducing our total interest expense by $4.7 million relative to the linked quarter. We anticipate the current interest rate environment and pricing strategies we have implemented will allow us to further reduce our cost of total funding liabilities. In the fourth quarter of 2019, our cost of total funding liabilities was 1.06%, a decrease of 10 basis points relative to the linked quarter.

“The low interest rate environment and flat yield curve continued to pressure our interest earning asset and loan origination yields, as our tax equivalent yield excluding accretion income on acquired loans was 3.13% in the fourth quarter of 2019 compared to 3.15% for the linked quarter. Our net interest margin was impacted by higher average cash balances in the fourth quarter, which increased by $269.0 million relative to the linked quarter and were a result of funding needs for the acquisition of the equipment finance loan and lease portfolio. We estimate the higher cash balances negatively impacted our net interest margin by approximately four basis points. Although net interest margin decreased, our growth, asset mix and funding composition allowed us to grow net interest income by $4.9 million in the fourth quarter of 2019 relative to the linked quarter.

“We continue to maintain strong controls over operating expenses. During the fourth quarter of 2019, we consolidated five financial centers, bringing our total to 24 financial centers consolidated in 2019. Our financial center count was 82 at December 31, 2019, and we anticipate our total financial centers will decrease below 80 in 2020. In the fourth quarter of 2019, our annualized adjusted operating expenses were $418.7 million and our adjusted operating efficiency ratio was 39.9%.

“We constantly evaluate alternatives to increase our operational efficiency and effectiveness. To that end, we executed several corporate actions during the quarter. First, we completed the issuance of $275.0 million of subordinated notes that will be used in part to redeem the senior notes maturing in June 2020 that we assumed in the merger with Astoria Financial Corp. (the “Astoria Merger”). Second, we completed our previously announced equipment finance portfolio acquisition with total balances at acquisition of $838.9 million in November 2019. This portfolio was integrated into our equipment finance portfolio.

“Our tangible common equity ratio was 9.03% and our estimated Tier 1 Leverage ratio was 9.55% at December 31, 2019. Our tangible book value per common share was $13.09, which represented an increase of 11.1% from a year ago. Our ample capital position and strong internal capital generation will support our growth strategy and allow us to return capital to stockholders. In the fourth quarter of 2019, we repurchased 4,000,000 common shares.

“We have created a Company with significant operating flexibility and are confident that our business mix, growth strategy and strong capital position will allow us to continue generating superior returns and earnings per share growth. We would like to thank our clients, colleagues and shareholders for your support and look forward to working with all of our partners as we continue to build a great company.

“Lastly, we have declared a dividend on our common stock of $0.07 per share payable on February 18, 2020 to holders of record as of February 3, 2020.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $104.7 million, or $0.52 per diluted share, for the fourth quarter of 2019, included the following items:

▪	a pre-tax charge of $5.1 million for asset write-downs, systems integration, retention and severance related to the equipment finance loan portfolio acquisition;

▪	a pre-tax loss of $280 thousand related to the termination of the legacy Astoria defined benefit pension plan;

▪	a pre-tax loss of $76 thousand on the sale of available for sale securities; and

▪	the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $200 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders was $108.9 million, or $0.54 per diluted share, for the three months ended December 31, 2019.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 18.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	12/31/2018	9/30/2019	12/31/2019	Y-o-Y	Linked Qtr
Interest and dividend income	$313,197	$295,209	$295,474	(5.7%)	0.1%
Interest expense	70,326	71,888	67,217	(4.4)	(6.5)
Net interest income	$242,871	$223,321	$228,257	(6.0)	2.2

Accretion income on acquired loans	$27,016	$17,973	$19,497	(27.8)%	8.5%
Yield on loans	5.07%	4.97%	4.84%	(23)	(13)
Tax equivalent yield on investment securities	2.92	2.85	2.89	(3)	4
Tax equivalent yield on interest earning assets	4.54	4.50	4.41	(13)	(9)
Cost of total deposits	0.77	0.92	0.89	12	(3)
Cost of interest bearing deposits	0.97	1.16	1.10	13	(6)
Cost of borrowings	2.43	2.41	2.38	(5)	(3)
Cost of interest bearing liabilities	1.28	1.40	1.28	—	(12)
Total cost of funding liabilities[5]	1.07	1.16	1.06	(1)	(10)
Tax equivalent net interest margin[6]	3.53	3.42	3.42	(11)	—

Average commercial loans	$15,741,665	$17,596,552	$18,473,473	17.4%	5.0%
Average loans, including loans held for sale	20,389,223	20,302,887	21,000,949	3.0	3.4
Average cash balances	291,460	304,820	573,861	96.9	88.3
Average investment securities	6,685,989	5,439,886	5,064,936	(24.2)	(6.9)
Average total interest earning assets	27,710,655	26,354,394	26,901,439	(2.9)	2.1
Average deposits and mortgage escrow	21,352,428	20,749,885	22,289,097	4.4	7.4
5Include interest bearing liabilities and non-interest bearing deposits.
6 Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.

Fourth quarter 2019 compared with fourth quarter 2018
Net interest income was $228.3 million for the quarter ended December 31, 2019, a decrease of $14.6 million compared to the fourth quarter of 2018. This was mainly due to a $809.2 million decline in average total interest earning assets and a decrease in accretion income on acquired loans of $7.5 million. Other key components of the changes in net interest income and net interest margin for the fourth quarter of 2019 compared to the fourth quarter of 2018 were the following:

▪
The yield on loans was 4.84% compared to 5.07% for the three months ended December 31, 2018. The decrease in yield on loans was mainly due to the decline in accretion income on acquired loans, which was $19.5 million in the fourth quarter of 2019 compared to $27.0 million in the fourth quarter of 2018. The decrease in yield on loans was also due to the decline in market interest rates during 2019.

▪
The tax equivalent yield on investment securities was 2.89% compared to 2.92% for the three months ended December 31, 2018. Average investment securities were $5.1 billion, or 18.8%, of average total interest earning assets for the fourth quarter of 2019 compared to $6.7 billion, or 24.1%, of average total interest earning assets for the fourth quarter of 2018. The decline in the average balance of investment securities was mainly due to our balance sheet transition strategy.

▪
In the fourth quarter of 2019, average cash balances were $573.9 million compared to $291.5 million in the fourth quarter of 2018. We maintained higher cash in the fourth quarter of 2019 in anticipation of closing the equipment finance loan portfolio acquisition. We estimate the increased level of cash on hand had an unfavorable impact on our tax equivalent net interest margin of approximately four basis points.

▪	The tax equivalent yield on interest earning assets decreased thirteen basis points to 4.41%.

▪
The cost of total deposits was 89 basis points for the fourth quarter of 2019 compared to 77 basis points for the same period a year ago. The increase was mainly due to interest rate market conditions and competitive dynamics in our deposit markets.

▪
The cost of borrowings was 2.38% for the fourth quarter of 2019 compared to 2.43% for the same period a year ago. The decline in cost of borrowings was mainly due to the maturity of higher cost Federal Home Loan Bank (“FHLB”) borrowings.

▪	The total cost of interest bearing liabilities was unchanged at 1.28%, which was mainly due to the factors discussed above.

▪	Average interest bearing deposits increased by $899.3 million and average borrowings decreased $1.8 billion compared to the fourth quarter of 2018.

▪	Total interest expense decreased by $3.1 million compared to the fourth quarter of 2018.
The tax equivalent net interest margin was 3.42% for the fourth quarter of 2019 compared to 3.53% for the fourth quarter of 2018. The decrease in tax equivalent net interest margin was mainly due to the increase in the cost of interest bearing liabilities and the decrease in accretion income on acquired loans. Excluding accretion income, tax equivalent net interest margin was 3.13% for the fourth quarter of 2019 compared to 3.15% for the fourth quarter of 2018.
Fourth quarter 2019 compared with linked quarter ended September 30, 2019
Net interest income increased $4.9 million for the quarter ended December 31, 2019 compared to the linked quarter. The increase in net interest income was mainly due to a decrease in interest expense on borrowings as a result of lower rates paid on borrowings and lower average balances. Other key components of the changes in net interest income and net interest margin for the fourth quarter of 2019 compared to the linked quarter were the following:

▪
The yield on loans was 4.84% compared to 4.97% for the linked quarter. The decrease in the yield on loans was mainly due to the decline in market interest rates between the periods. Accretion income on acquired loans increased $1.5 million to $19.5 million for the fourth quarter of 2019 compared to $18.0 million in the linked quarter, which was mainly due to the pay-off of one purchase credit impaired loan.

▪	The average balance of commercial loans increased by $876.9 million and the average balance of residential mortgage loans declined by $159.7 million, both compared to the linked quarter.

▪	The tax equivalent yield on investment securities was 2.89% compared to 2.85% for the linked quarter. The increase in yield was mainly due to earlier sales of lower yielding securities.

▪	The tax equivalent yield on interest earning assets was 4.41% compared to 4.50% in the linked quarter.

▪
The cost of total deposits decreased three basis points to 89 basis points, mainly due to improving market conditions in our deposit markets and our pricing strategies. The total cost of borrowings declined three basis points to 2.38% due to changes in market rates of interest and maturities of higher cost FHLB borrowings.

▪
Average interest bearing deposits increased by $1.4 billion and average borrowings decreased by $982.4 million relative to the linked quarter. The increase in average deposits was due to growth in commercial and consumer deposits of $297.3 million, on-line deposit growth of $314.5 million, growth in municipal deposits of $257.0 million, and growth in wholesale deposits of $534.0 million.

▪	Total interest expense decreased $4.7 million from the linked quarter.
The tax equivalent net interest margin was 3.42% in the current quarter and linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was 3.13% compared to 3.15% in the linked quarter. Based on a more normalized level of average cash balances and continued proactive management of funding costs, we anticipate we will be able to maintain a tax equivalent net interest margin excluding accretion income on acquired loans of 3.15% to 3.25% in 2020.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	12/31/2018	9/30/2019	12/31/2019	Y-o-Y	Linked Qtr
Total non-interest income	$22,475	$51,830	$32,381	44.1%	(37.5)%
Net (loss) gain on sale of securities	(4,886)	6,882	(76)	NM	NM
Gain (loss) on termination of pension plan	—	12,097	(280)	NM	NM
Adjusted non-interest income	$27,361	$32,851	$32,737	19.6	(0.3)
Fourth quarter 2019 compared with fourth quarter 2018
Adjusted non-interest income increased $5.4 million in the fourth quarter of 2019 to $32.7 million, compared to $27.4 million in the same quarter last year. The change was mainly due to higher loan commissions and fees generated by our commercial banking teams and income from bank owned life insurance (“BOLI”).
In the fourth quarter of 2019, we realized a loss of $76 thousand on the sale of available for sale securities compared to a $4.9 million loss in the year earlier period. We are managing our securities balances relative to our longer-term target of 15% of earning assets over time.
We terminated the defined benefit pension plan assumed in the Astoria Merger during the third quarter of 2019 and recorded a gain of $12.1 million. In fourth quarter of 2019, we incurred professional and administrative fees which reduced income by $280 thousand.
Fourth quarter 2019 compared with linked quarter ended September 30, 2019
Adjusted non-interest income decreased approximately $114 thousand from $32.9 million in the linked quarter to $32.7 million in the fourth quarter of 2019. The decrease was due to a decline in BOLI income. BOLI income was $8.1 million in the third quarter of 2019 and $4.8 million in the fourth quarter of 2019. BOLI income in the third quarter of 2019 included the restructuring of the BOLI assets acquired in the Astoria Merger. Other commissions and loan fees increased by $2.4 million in the fourth quarter of 2019, substantially offsetting the decline in BOLI income. The increase in other commissions and loan fees was driven by loan sales and syndications in our public sector finance and equipment finance loan portfolios.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	12/31/2018	9/30/2019	12/31/2019	Y-o-Y	Linked Qtr
Compensation and benefits	$54,677	$52,850	$52,453	(4.1)%	(0.8)%
Stock-based compensation plans	3,679	4,565	5,180	40.8	13.5
Occupancy and office operations	16,579	15,836	15,886	(4.2)	0.3
Information technology	8,761	8,545	9,313	6.3	9.0
Amortization of intangible assets	5,865	4,785	4,785	(18.4)	—
FDIC insurance and regulatory assessments	3,608	3,194	3,134	(13.1)	(1.9)
Other real estate owned (“OREO”), net	15	79	(132)	(980.0)	(267.1)
Charge for asset write-downs, systems integration, retention and severance	—	—	5,133	NM	NM
Other expenses	16,737	16,601	19,698	17.7	18.7
Total non-interest expense	$109,921	$106,455	$115,450	5.0	8.4
Full time equivalent employees (“FTEs”) at period end	1,907	1,689	1,639	(14.1)	(3.0)
Financial centers at period end	106	87	82	(22.6)	(5.7)
Operating efficiency ratio, as reported	41.4%	38.7%	44.3%	(290)	(560)
Operating efficiency ratio, as adjusted	38.0	39.1	39.9	(190)	(80)
Fourth quarter 2019 compared with fourth quarter 2018
Total non-interest expense increased $5.5 million relative to the fourth quarter of 2018. Key components of the change in non-interest expense between the periods were the following:

▪
Compensation and benefits decreased $2.2 million, mainly due to a decline in total FTEs between the periods. Total FTEs declined to 1,639 from 1,907, which was mainly due to our ongoing financial center consolidation strategy following the Astoria Merger. This was partially offset by the hiring of commercial bankers, business development officers and risk management personnel.

▪	Occupancy and office operations expense decreased $693 thousand, mainly due to the consolidation of financial centers and other back-office locations. We consolidated a total of 24 locations in 2019.

▪	Information technology expense increased $552 thousand, mainly due to incremental costs incurred for automation and information security.

▪
FDIC insurance and regulatory assessments decreased $474 thousand to $3.1 million in the fourth quarter of 2019, compared to $3.6 million in the fourth quarter of 2018. The decrease was a result of a reduction in FDIC deposit insurance assessments, which was mainly due to the termination of the quarterly Deposit Insurance Fund surcharge that was assessed to institutions with $10 billion or more in assets in 2018.

▪
OREO expense, net, declined $147 thousand to income of $132 thousand for the fourth quarter of 2019. In the fourth quarter of 2019, OREO expense, net, included gain on sale of $542 thousand, which was offset by $217 thousand of write-downs and $242 thousand of operating costs.

▪
Other expenses increased $3.0 million to $19.7 million, which was mainly due to higher marketing expense, higher professional fees and net costs related to retirement plans. The increase in marketing expense was due to deposit gathering strategies, client communications and our website redesign. The increase in professional fees was mainly due to loan collection matters.

Fourth quarter 2019 compared with linked quarter ended September 30, 2019
Total non-interest expense increased $9.0 million to $115.5 million in the fourth quarter of 2019. In the fourth quarter, we recorded a charge for asset write-downs, systems integration, retention and severance of $5.1 million related to the equipment finance loan portfolio acquisition. Excluding the charge, non-interest expense increased $3.9 million in the fourth quarter compared to the linked quarter ended September 30, 2019. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits decreased $397 thousand to $52.5 million in the fourth quarter of 2019. The decrease was mainly due to a decrease in FTEs, from 1,689 at September 30, 2019 to 1,639 at December 31, 2019.

▪
The increase in information technology and other expenses, which was associated with higher marketing expense and higher net costs related to retirement plans, were due to the same factors as discussed above.

Taxes
We recorded income tax expense at an estimated effective tax rate of 21.0% for the three months ended December 31, 2019 and the year ended December 31, 2019. In the fourth quarter of 2019, we also recorded a reduction in income tax expense of $363 thousand due to vesting of stock-based compensation, which resulted in a tax expense at a rate of 20.7% for the quarter. For the three months ended September 30, 2019 and December 31, 2018, we recorded income tax expense at an estimated effective income tax rate of 21.0%.

Key Balance Sheet Highlights as of December 31, 2019

($ in thousands)	As of			Change % / bps
	12/31/2018	9/30/2019	12/31/2019	Y-o-Y	Linked Qtr
Total assets	$31,383,307	$30,077,665	$30,586,497	(2.5)%	1.7%
Total portfolio loans, gross	19,218,530	20,830,163	21,440,212	11.6	2.9
Commercial & industrial (“C&I”) loans	6,533,386	7,792,569	8,232,719	26.0	5.6
Commercial real estate loans (including multi-family)	9,406,541	9,977,839	10,295,518	9.5	3.2
Acquisition, development and construction (“ADC”) loans	267,754	433,883	467,331	74.5	7.7
Total commercial loans	16,207,681	18,204,291	18,995,568	17.2	4.3
Residential mortgage loans	2,705,226	2,370,216	2,210,112	(18.3)	(6.8)
BOLI	653,995	609,720	613,848	(6.1)	0.7
Core deposits[7]	19,998,967	20,296,395	20,548,459	2.7	1.2
Total deposits	21,214,148	21,579,324	22,418,658	5.7	3.9
Municipal deposits (included in core deposits)	1,751,670	2,234,630	1,988,047	13.5	(11.0)
Investment securities	6,667,180	5,047,011	5,075,309	(23.9)	0.6
Total borrowings	5,214,183	3,174,224	2,885,958	(44.7)	(9.1)
Loans to deposits	90.6%	96.5%	95.6%	500	(90)
Core deposits to total deposits	94.3	94.1	91.7	(260)	(240)
Investment securities to earning assets	25.2	19.1	18.8	(640)	(30)
7 Core deposits include retail, commercial and municipal transaction, money market, savings accounts and certificates of deposit accounts, and reciprocal Certificate of Deposit Account Registry balances and exclude brokered and wholesale deposits.
Highlights in balance sheet items as of December 31, 2019 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 38.4% of total portfolio loans; commercial real estate loans (which include multi-family loans) represented 48.0% of total portfolio loans; consumer and residential mortgage loans combined represented 11.4% of total portfolio loans; and ADC loans represented 2.2% of total portfolio loans, respectively. At December 31, 2018, C&I loans represented 34.0%; commercial real estate loans (which include multi-family loans) represented 48.9%; consumer and residential mortgage loans combined represented 15.7%; and ADC loans represented 1.4% of total portfolio loans, respectively. We continued making progress towards our goal of a loan mix comprised of 45% for each of C&I and commercial real estate loans and 10% other loans.

▪
Total commercial loans, which include all C&I loans, commercial real estate (including multi-family) and ADC loans, increased by $791.3 million over the linked quarter and $2.8 billion since December 31, 2018. Growth in total commercial loans for 2019 included $1.2 billion of loans acquired in loan portfolio acquisitions and $1.6 billion of loans originated by our commercial banking teams.

▪
ADC loans increased $33.4 million over the linked quarter and $199.6 million since December 31, 2018. The increase was mainly related to construction loans associated with our investments in affordable housing tax credits.

▪
Residential mortgage loans held in our loan portfolio were $2.2 billion at December 31, 2019, a decline of $160.1 million from the linked quarter and a decline of $495.1 million from the same period a year ago. The decline was mainly due to repayments.

▪
The balance of BOLI increased by $4.1 million relative to the prior quarter and was $613.8 million at December 31, 2019. BOLI declined $40.1 million in 2019, mainly due to the partial redemption of $60.5 million of legacy Astoria BOLI assets related to the BOLI restructuring executed in the third quarter of 2019.

▪	Core deposits at December 31, 2019 were $20.5 billion and increased $252.1 million compared to September 30, 2019, and increased $549.5 million compared to December 31, 2018.

▪
Total deposits at December 31, 2019 increased $839.3 million compared to September 30, 2019, and total deposits increased $1.2 billion compared to December 31, 2018. We increased wholesale deposits in the fourth quarter of 2019 to fund a portion of the equipment finance loan portfolio acquisition.

▪
Municipal deposits at December 31, 2019 were $2.0 billion, a decrease of $246.6 million relative to September 30, 2019. This decrease was due to seasonal outflows. Historically, municipal deposits reach their annual peak at September 30.

▪
Investment securities decreased by $1.6 billion from December 31, 2018, and represented 18.8% of earning assets at December 31, 2019. We sold securities during the past twelve months to fund commercial loan growth including loan portfolio acquisitions. We also sold securities to reduce the proportion of lower yielding assets as a percentage of total assets.

▪
Total borrowings at December 31, 2019 were $2.9 billion, a decrease of $288.3 million relative to September 30, 2019 and $2.3 billion relative to December 31, 2018. The sale of securities and deposit inflows allowed us to reduce borrowings. Included in total borrowings is $270.9 million of subordinated notes issued by the Company in December 2019 (the notes have an aggregate principal amount of $275.0 million). A portion of the proceeds will be used to redeem the senior notes assumed in the Astoria Merger that mature in June 2020.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	12/31/2018	9/30/2019	12/31/2019	Y-o-Y	Linked Qtr
Provision for loan losses	$10,500	$13,700	$10,585	0.8%	(22.7)%
Net charge-offs	6,188	13,629	9,082	46.8	(33.4)
Allowance for loan losses	95,677	104,735	106,238	11.0	1.4
Non-performing loans	168,822	190,966	179,161	6.1	(6.2)
Loans 30 to 89 days past due	97,201	64,756	52,880	(45.6)	(18.3)
Annualized net charge-offs to average loans	0.12%	0.27%	0.17%	5	(10)
Special mention loans	113,180	136,972	159,976	41.3	16.8
Substandard loans	266,047	277,975	295,428	11.0	6.3
Allowance for loan losses to total loans	0.50	0.50	0.50	—	—
Allowance for loan losses to non-performing loans	56.7	54.8	59.3	260	450
Provision for loan losses was $10.6 million for the quarter ended December 31, 2019, which was $1.5 million greater than net charge-offs. Net charge-offs of $9.1 million included charge-offs related to the work-out of two asset-based lending relationships that were fully exited and resolved during the quarter. Other charge-off activity was mainly due to equipment finance loans. Allowance coverage ratios were 0.50% of total loans and 59.3% of non-performing loans at December 31, 2019. Note that due to our various acquisitions and mergers, a significant portion of our loan portfolio does not carry an allowance for loan losses, as the acquired loans were recorded at their estimated fair value on the acquisition date.
Non-performing loans decreased by $11.8 million to $179.2 million at December 31, 2019 compared to the linked quarter, and net charge-offs were 17 basis points of total loans on an annualized basis. Loans 30 to 89 days past due decreased $11.9 million from the linked quarter.
Special mention loans increased $23.0 million and substandard loans increased $17.5 million in the fourth quarter of 2019 compared to the linked quarter. The increase in special mention and substandard loans was mainly due to loans in our commercial real estate and asset-based lending which are performing and well secured by collateral.

Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	12/31/2018	9/30/2019	12/31/2019	Y-o-Y	Linked Qtr
Total stockholders’ equity	$4,428,853	$4,520,967	$4,530,113	2.3%	0.2%
Preferred stock	138,423	137,799	137,581	(0.6)	(0.2)
Goodwill and other intangible assets	1,742,578	1,772,963	1,793,846	2.9	1.2
Tangible common stockholders’ equity [8]	$2,547,852	$2,610,205	$2,598,686	2.0	(0.4)
Common shares outstanding	216,227,852	202,392,884	198,455,324	(8.2)	(1.9)
Book value per common share	$19.84	$21.66	$22.13	11.5	2.2
Tangible book value per common share [8]	11.78	12.90	13.09	11.2	1.5
Tangible common equity to tangible assets [8]	8.60%	9.22%	9.03%	43	(19)
Estimated Tier 1 leverage ratio - Company	9.50	9.78	9.55	5	(23)
Estimated Tier 1 leverage ratio - Bank	9.94	10.08	10.11	17	3

[8]See a reconciliation of non-GAAP financial measures beginning on page 18.

Total stockholders’ equity increased $9.1 million to $4.5 billion as of December 31, 2019 compared to September 30, 2019 and increased $101.3 million compared to December 31, 2018. For the fourth quarter of 2019, net income available to common stockholders of $104.7 million was offset by a decrease in accumulated other comprehensive income of $4.9 million, common dividends of $14.1 million, preferred dividends of $2.2 million and common stock repurchases of $81.9 million.

Total goodwill and other intangible assets were $1.8 billion at December 31, 2019, an increase of $20.9 million compared to September 30, 2019, which was due to the equipment finance loan and lease portfolio acquisition.

Basic and diluted weighted average common shares outstanding declined relative to the linked quarter by approximately 3.4 million shares and were 199.7 million shares and 200.3 million shares, respectively. Total common shares outstanding at December 31, 2019 were approximately 198.5 million. In the fourth quarter of 2019, we repurchased 4,000,000 shares of common stock at a weighted average price of $20.49 per share. Under our Board of Directors approved repurchase program, we have 1,572,535 shares remaining for repurchase at December 31, 2019.

Tangible book value per common share was $13.09 at December 31, 2019, which represented an increase of 11.2% over a year ago and an increase of 1.5% over September 30, 2019.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Thursday, January 23, 2020 at 10:30 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (866) 548-4713, Conference ID #6117623. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: business disruption; a failure to grow revenues faster than we grow expenses; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2019. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Annual Report on Form 10-K to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	12/31/2018	9/30/2019	12/31/2019
Assets:
Cash and cash equivalents	$438,110	$545,603	$329,151
Investment securities	6,667,180	5,047,011	5,075,309
Loans held for sale	1,565,979	4,627	8,125
Portfolio loans:
Commercial and industrial (“C&I”)	6,533,386	7,792,569	8,232,719
Commercial real estate (including multi-family)	9,406,541	9,977,839	10,295,518
ADC	267,754	433,883	467,331
Residential mortgage	2,705,226	2,370,216	2,210,112
Consumer	305,623	255,656	234,532
Total portfolio loans, gross	19,218,530	20,830,163	21,440,212
Allowance for loan losses	(95,677)	(104,735)	(106,238)
Total portfolio loans, net	19,122,853	20,725,428	21,333,974
FHLB and Federal Reserve Bank Stock, at cost	369,690	276,929	251,805
Accrued interest receivable	107,111	104,881	100,312
Premises and equipment, net	264,194	238,723	227,070
Goodwill	1,613,033	1,657,814	1,683,482
Other intangibles	129,545	115,149	110,364
BOLI	653,995	609,720	613,848
Other real estate owned	19,377	13,006	12,189
Other assets	432,240	738,774	840,868
Total assets	$31,383,307	$30,077,665	$30,586,497
Liabilities:
Deposits	$21,214,148	$21,579,324	$22,418,658
FHLB borrowings	4,838,772	2,800,907	2,245,653
Other borrowings	21,338	26,544	22,678
Senior notes	181,130	173,652	173,504
Subordinated notes - Company	—	—	270,941
Subordinated notes - Bank	172,943	173,121	173,182
Mortgage escrow funds	72,891	84,595	58,316
Other liabilities	453,232	718,555	693,452
Total liabilities	26,954,454	25,556,698	26,056,384
Stockholders’ equity:
Preferred stock	138,423	137,799	137,581
Common stock	2,299	2,299	2,299
Additional paid-in capital	3,776,461	3,762,046	3,766,716
Treasury stock	(213,935)	(501,814)	(583,408)
Retained earnings	791,550	1,075,503	1,166,709
Accumulated other comprehensive (loss) income	(65,945)	45,134	40,216
Total stockholders’ equity	4,428,853	4,520,967	4,530,113
Total liabilities and stockholders’ equity	$31,383,307	$30,077,665	$30,586,497

Shares of common stock outstanding at period end	216,227,852	202,392,884	198,455,324
Book value per common share	$19.84	$21.66	$22.13
Tangible book value per common share[1]	11.78	12.90	13.09
[1] See reconciliation of non-GAAP financial measures beginning on page 18.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Year ended
	12/31/2018	9/30/2019	12/31/2019	12/31/2018	12/31/2019
Interest and dividend income:
Loans and loan fees	$260,417	$254,414	$256,377	$1,006,496	$1,029,369
Securities taxable	30,114	21,977	20,367	115,971	94,823
Securities non-taxable	15,104	13,491	13,031	61,062	55,802
Other earning assets	7,562	5,327	5,699	24,944	22,546
Total interest and dividend income	313,197	295,209	295,474	1,208,473	1,202,540
Interest expense:
Deposits	41,450	48,330	49,907	130,096	192,361
Borrowings	28,876	23,558	17,310	110,974	91,256
Total interest expense	70,326	71,888	67,217	241,070	283,617
Net interest income	242,871	223,321	228,257	967,403	918,923
Provision for loan losses	10,500	13,700	10,585	46,000	45,985
Net interest income after provision for loan losses	232,371	209,621	217,672	921,403	872,938
Non-interest income:
Deposit fees and service charges	6,511	6,582	6,506	26,830	26,398
Accounts receivable management / factoring commissions and other related fees	6,480	6,049	6,572	22,772	23,837
BOLI	4,060	8,066	4,770	15,651	20,670
Loan commissions and fees	4,066	6,285	8,698	16,181	24,129
Investment management fees	1,901	1,758	1,597	7,790	7,305
Net (loss) gain on sale of securities	(4,886)	6,882	(76)	(10,788)	(6,905)
Gain on sale of residential mortgage loans	—	—	—	—	8,313
Gain (loss) on termination of pension plan	—	12,097	(280)	—	11,817
Gain on sale of fixed assets	—	—	—	11,800	—
Other	4,343	4,111	4,594	12,961	15,301
Total non-interest income	22,475	51,830	32,381	103,197	130,865
Non-interest expense:
Compensation and benefits	54,677	52,850	52,453	220,340	215,766
Stock-based compensation plans	3,679	4,565	5,180	12,984	19,473
Occupancy and office operations	16,579	15,836	15,886	68,536	64,363
Information technology	8,761	8,545	9,313	41,174	35,580
Amortization of intangible assets	5,865	4,785	4,785	23,646	19,181
FDIC insurance and regulatory assessments	3,608	3,194	3,134	20,493	12,660
Other real estate owned, net	15	79	(132)	1,650	622
Impairment related to financial centers and real estate consolidation strategy	—	—	—	—	14,398
Charge for asset write-downs, systems integration, retention and severance	—	—	5,133	13,132	8,477
Other	16,737	16,601	19,698	56,415	73,317
Total non-interest expense	109,921	106,455	115,450	458,370	463,837
Income before income tax expense	144,925	154,996	134,603	566,230	539,966
Income tax expense	30,434	32,549	27,905	118,976	112,925
Net income	114,491	122,447	106,698	447,254	427,041
Preferred stock dividend	1,990	1,982	1,976	7,978	7,933
Net income available to common stockholders	$112,501	$120,465	$104,722	$439,276	$419,108
Weighted average common shares:
Basic	222,319,682	203,090,365	199,719,747	224,299,488	205,679,874
Diluted	222,769,369	203,566,582	200,252,542	224,816,996	206,131,628
Earnings per common share:
Basic earnings per share	$0.51	$0.59	$0.52	$1.96	$2.04
Diluted earnings per share	0.51	0.59	0.52	1.95	2.03
Dividends declared per share	0.07	0.07	0.07	0.28	0.28

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Total assets	$31,383,307	$29,956,607	$30,237,545	$30,077,665	$30,586,497
Tangible assets [1]	29,640,729	28,174,074	28,459,797	28,304,702	28,792,651
Securities available for sale	3,870,563	3,847,799	3,843,112	3,061,419	3,095,648
Securities held to maturity	2,796,617	2,067,251	2,015,753	1,985,592	1,979,661
Loans held for sale[2]	1,565,979	248,972	27,221	4,627	8,125
Portfolio loans	19,218,530	19,908,473	20,370,306	20,830,163	21,440,212
Goodwill	1,613,033	1,657,814	1,657,814	1,657,814	1,683,482
Other intangibles	129,545	124,719	119,934	115,149	110,364
Deposits	21,214,148	21,225,639	20,948,464	21,579,324	22,418,658
Municipal deposits (included above)	1,751,670	2,027,563	1,699,824	2,234,630	1,988,047
Borrowings	5,214,183	3,633,480	4,133,986	3,174,224	2,885,958
Stockholders’ equity	4,428,853	4,419,223	4,459,158	4,520,967	4,530,113
Tangible common equity [1]	2,547,852	2,498,472	2,543,399	2,610,205	2,598,686
Quarterly Average Balances
Total assets	30,925,281	30,742,943	29,666,951	29,747,603	30,349,691
Tangible assets [1]	29,179,942	28,986,437	27,886,066	27,971,485	28,569,589
Loans, gross:
Commercial real estate (includes multi-family)	9,341,579	9,385,420	9,486,333	9,711,619	10,061,625
ADC	279,793	284,299	307,290	387,072	459,372
C&I:
Traditional C&I	2,150,644	2,418,027	2,446,676	2,435,644	2,399,901
Asset-based lending[3]	812,903	876,218	1,070,841	1,151,793	1,137,719
Payroll finance[3]	223,061	197,809	196,160	202,771	228,501
Warehouse lending[3]	690,277	710,776	990,843	1,180,132	1,307,645
Factored receivables[3]	267,986	250,426	246,382	248,150	258,892
Equipment financing[3]	1,147,269	1,245,051	1,285,095	1,191,944	1,430,715
Public sector finance[3]	828,153	869,829	967,218	1,087,427	1,189,103
Total C&I	6,120,293	6,568,136	7,203,215	7,497,861	7,952,476
Residential mortgage	4,336,083	3,878,991	2,635,903	2,444,101	2,284,419
Consumer	311,475	295,428	280,098	262,234	243,057
Loans, total[4]	20,389,223	20,412,274	19,912,839	20,302,887	21,000,949
Securities (taxable)	4,133,456	3,833,690	3,453,858	3,189,027	2,905,545
Securities (non-taxable)	2,552,533	2,501,004	2,429,411	2,250,859	2,159,391
Other interest earning assets	635,443	667,256	580,945	611,621	835,554
Total interest earning assets	27,710,655	27,414,224	26,377,053	26,354,394	26,901,439
Deposits:
Non-interest bearing demand	4,324,247	4,247,389	4,218,000	4,225,258	4,361,642
Interest bearing demand	4,082,526	4,334,266	4,399,296	4,096,744	4,359,767
Savings (including mortgage escrow funds)	2,535,098	2,460,247	2,448,132	2,375,882	2,614,523
Money market	7,880,331	7,776,501	7,538,890	7,341,822	7,681,491
Certificates of deposit	2,530,226	2,497,723	2,544,554	2,710,179	3,271,674
Total deposits and mortgage escrow	21,352,428	21,316,126	21,148,872	20,749,885	22,289,097
Borrowings	4,716,522	4,466,172	3,544,661	3,872,840	2,890,407
Stockholders’ equity	4,426,118	4,415,449	4,423,910	4,489,167	4,524,417
Tangible common stockholders’ equity [1]	2,542,256	2,520,595	2,504,883	2,575,199	2,606,617

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
2At December 31, 2018 and March 31, 2019, loans held for sale included $1.54 billion and $222 million of residential mortgage loans, respectively; the other balances of loans held for sale are commercial syndication loans.

[3] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[4] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Basic earnings per share	$0.51	$0.47	$0.46	$0.59	$0.52
Diluted earnings per share	0.51	0.47	0.46	0.59	0.52
Adjusted diluted earnings per share, non-GAAP [1]	0.52	0.50	0.51	0.52	0.54
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per common share	19.84	20.43	21.06	21.66	22.13
Tangible book value per common share[1]	11.78	11.92	12.40	12.90	13.09
Shares of common stock o/s	216,227,852	209,560,824	205,187,243	202,392,884	198,455,324
Basic weighted average common shares o/s	222,319,682	213,157,090	206,932,114	203,090,365	199,719,747
Diluted weighted average common shares o/s	222,769,369	213,505,842	207,376,239	203,566,582	200,252,542
Performance Ratios (annualized)
Return on average assets	1.44%	1.31%	1.28%	1.61%	1.37%
Return on average equity	10.08	9.13	8.57	10.65	9.18
Return on average tangible assets	1.53	1.39	1.36	1.71	1.45
Return on average tangible common equity	17.56	16.00	15.13	18.56	15.94
Return on average tangible assets, adjusted [1]	1.58	1.48	1.51	1.50	1.51
Return on avg. tangible common equity, adjusted [1]	18.17	17.04	16.83	16.27	16.57
Operating efficiency ratio, as adjusted [1]	38.0	40.5	40.9	39.1	39.9
Analysis of Net Interest Income
Accretion income on acquired loans	$27,016	$25,580	$23,745	$17,973	$19,497
Yield on loans	5.07%	5.17%	5.20%	4.97%	4.84%
Yield on investment securities - tax equivalent [2]	2.92	2.99	2.92	2.85	2.89
Yield on interest earning assets - tax equivalent [2]	4.54	4.64	4.66	4.50	4.41
Cost of interest bearing deposits	0.97	1.09	1.14	1.16	1.10
Cost of total deposits	0.77	0.88	0.91	0.92	0.89
Cost of borrowings	2.43	2.53	2.54	2.41	2.38
Cost of interest bearing liabilities	1.28	1.39	1.38	1.40	1.28
Net interest rate spread - tax equivalent basis [2]	3.26	3.25	3.28	3.10	3.13
Net interest margin - GAAP basis	3.48	3.48	3.53	3.36	3.37
Net interest margin - tax equivalent basis [2]	3.53	3.54	3.58	3.42	3.42
Capital
Tier 1 leverage ratio - Company [3]	9.50%	9.21%	9.57%	9.78%	9.55%
Tier 1 leverage ratio - Bank only [3]	9.94	9.58	9.98	10.08	10.11
Tier 1 risk-based capital ratio - Bank only [3]	13.53	13.10	12.67	12.74	12.42
Total risk-based capital ratio - Bank only [3]	14.78	14.39	13.94	13.99	13.63
Tangible common equity - Company [1]	8.60	8.87	8.94	9.22	9.03
Condensed Five Quarter Income Statement
Interest and dividend income	$313,197	$309,400	$302,457	$295,209	$295,474
Interest expense	70,326	73,894	70,618	71,888	67,217
Net interest income	242,871	235,506	231,839	223,321	228,257
Provision for loan losses	10,500	10,200	11,500	13,700	10,585
Net interest income after provision for loan losses	232,371	225,306	220,339	209,621	217,672
Non-interest income	22,475	19,597	27,058	51,830	32,381
Non-interest expense	109,921	114,992	126,940	106,455	115,450
Income before income tax expense	144,925	129,911	120,457	154,996	134,603
Income tax expense	30,434	28,474	23,997	32,549	27,905
Net income	$114,491	$101,437	$96,460	$122,447	$106,698

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable Federal tax rate of 21%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Balance, beginning of period	$91,365	$95,677	$98,960	$104,664	$104,735
Provision for loan losses	10,500	10,200	11,500	13,700	10,585
Loan charge-offs[1]:
Traditional commercial & industrial	(452)	(4,839)	(754)	(123)	(470)
Asset-based lending	(4,936)	—	(3,551)	(9,577)	(5,856)
Payroll finance	(21)	—	(84)	—	(168)
Factored receivables	(23)	(32)	(27)	(14)	(68)
Equipment financing	(1,060)	(1,249)	(1,335)	(2,711)	(1,739)
Commercial real estate	(56)	(17)	(238)	(53)	(583)
Multi-family	(140)	—	—	—	—
Acquisition development & construction	—	—	—	(6)	—
Residential mortgage	(694)	(1,085)	(689)	(1,984)	(334)
Consumer	(335)	(443)	(467)	(241)	(401)
Total charge offs	(7,717)	(7,665)	(7,145)	(14,709)	(9,619)
Recoveries of loans previously charged-off[1]:
Traditional commercial & industrial	404	139	445	136	232
Payroll finance	10	1	3	8	5
Factored receivables	7	121	4	3	9
Equipment financing	604	131	79	422	91
Commercial real estate	185	9	649	187	—
Multi-family	276	103	6	90	105
Residential mortgage	11	1	1	126	5
Consumer	32	243	162	108	90
Total recoveries	1,529	748	1,349	1,080	537
Net loan charge-offs	(6,188)	(6,917)	(5,796)	(13,629)	(9,082)
Balance, end of period	$95,677	$98,960	$104,664	$104,735	$106,238
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$166,400	$166,746	$192,109	$190,011	$179,051
NPLs still accruing	2,422	3,669	538	955	110
Total NPLs	168,822	170,415	192,647	190,966	179,161
Other real estate owned	19,377	16,502	13,628	13,006	12,189
Non-performing assets (“NPAs”)	$188,199	$186,917	$206,275	$203,972	$191,350
Loans 30 to 89 days past due	$97,201	$64,260	$76,364	$64,756	$52,880
Net charge-offs as a % of average loans (annualized)	0.12%	0.14%	0.12%	0.27%	0.17%
NPLs as a % of total loans	0.88	0.86	0.95	0.92	0.84
NPAs as a % of total assets	0.60	0.62	0.68	0.68	0.63
Allowance for loan losses as a % of NPLs	56.7	58.1	54.3	54.8	59.3
Allowance for loan losses as a % of total loans	0.50	0.50	0.51	0.50	0.50
Special mention loans	$113,180	$128,054	$118,940	$136,972	$159,976
Substandard loans	266,047	288,694	311,418	277,975	295,428
Doubtful loans	59	—	—	—	—

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no asset-based lending or acquisition development and construction recoveries during the periods presented.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2019			December 31, 2019
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$7,497,861	$95,638	5.06%	$7,952,476	$97,221	4.85%
Commercial real estate (includes multi-family)	9,711,619	118,315	4.83	10,061,625	122,435	4.83
ADC	387,072	5,615	5.76	459,372	5,924	5.12
Commercial loans	17,596,552	219,568	4.95	18,473,473	225,580	4.84
Consumer loans	262,234	3,799	5.75	243,057	3,290	5.37
Residential mortgage loans	2,444,101	31,047	5.08	2,284,419	27,507	4.82
Total gross loans [1]	20,302,887	254,414	4.97	21,000,949	256,377	4.84
Securities taxable	3,189,027	21,977	2.73	2,905,545	20,367	2.78
Securities non-taxable	2,250,859	17,077	3.03	2,159,391	16,494	3.06
Interest earning deposits	304,820	1,802	2.35	573,861	2,423	1.68
FHLB and Federal Reserve Bank Stock	306,801	3,525	4.56	261,693	3,276	4.97
Total securities and other earning assets	6,051,507	44,381	2.91	5,900,490	42,560	2.86
Total interest earning assets	26,354,394	298,795	4.50	26,901,439	298,937	4.41
Non-interest earning assets	3,393,209			3,448,252
Total assets	$29,747,603			$30,349,691
Interest bearing liabilities:
Demand and savings [2] deposits	$6,472,626	$13,033	0.80%	$6,974,290	$13,670	0.78%
Money market deposits	7,341,822	22,426	1.21	7,681,491	20,867	1.08
Certificates of deposit	2,710,179	12,871	1.88	3,271,674	15,370	1.86
Total interest bearing deposits	16,524,627	48,330	1.16	17,927,455	49,907	1.10
Senior notes	173,750	1,369	3.15	173,601	1,369	3.15
Other borrowings	3,526,009	19,832	2.23	2,496,546	13,112	2.08
Subordinated debentures - Bank	173,081	2,357	5.45	173,142	2,358	5.45
Subordinated debentures - Company	—	—	—	47,118	471	4.00
Total borrowings	3,872,840	23,558	2.41	2,890,407	17,310	2.38
Total interest bearing liabilities	20,397,467	71,888	1.40	20,817,862	67,217	1.28
Non-interest bearing deposits	4,225,258			4,361,642
Other non-interest bearing liabilities	635,711			645,770
Total liabilities	25,258,436			25,825,274
Stockholders’ equity	4,489,167			4,524,417
Total liabilities and stockholders’ equity	$29,747,603			$30,349,691
Net interest rate spread [3]			3.10%			3.13%
Net interest earning assets [4]	$5,956,927			$6,083,577
Net interest margin - tax equivalent		226,907	3.42%		231,720	3.42%
Less tax equivalent adjustment		(3,586)			(3,463)
Net interest income		223,321			228,257
Accretion income on acquired loans		17,973			19,497
Tax equivalent net interest margin excluding accretion income on acquired loans		$208,934	3.15%		$212,223	3.13%
Ratio of interest earning assets to interest bearing liabilities	129.2%			129.2%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	December 31, 2018			December 31, 2019
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$6,120,293	$82,992	5.38%	$7,952,476	$97,221	4.85%
Commercial real estate (includes multi-family)	9,341,579	112,266	4.77	10,061,625	122,435	4.83
ADC	279,793	4,377	6.21	459,372	5,924	5.12
Commercial loans	15,741,665	199,635	5.03	18,473,473	225,580	4.84
Consumer loans	311,475	4,794	6.11	243,057	3,290	5.37
Residential mortgage loans	4,336,083	55,989	5.16	2,284,419	27,507	4.82
Total gross loans [1]	20,389,223	260,418	5.07	21,000,949	256,377	4.84
Securities taxable	4,133,456	30,114	2.89	2,905,545	20,367	2.78
Securities non-taxable	2,552,533	19,118	3.00	2,159,391	16,494	3.06
Interest earning deposits	291,460	1,063	1.45	573,861	2,423	1.68
FHLB and Federal Reserve Bank stock	343,983	6,499	7.50	261,693	3,276	4.97
Total securities and other earning assets	7,321,432	56,794	3.08	5,900,490	42,560	2.86
Total interest earning assets	27,710,655	317,212	4.54	26,901,439	298,937	4.41
Non-interest earning assets	3,214,626			3,448,252
Total assets	$30,925,281			$30,349,691
Interest bearing liabilities:
Demand and savings [2] deposits	$6,617,624	$11,513	0.69%	$6,974,290	$13,670	0.78%
Money market deposits	7,880,331	21,204	1.07	7,681,491	20,867	1.08
Certificates of deposit	2,530,226	8,733	1.37	3,271,674	15,370	1.86
Total interest bearing deposits	17,028,181	41,450	0.97	17,927,455	49,907	1.10
Senior notes	183,499	1,600	3.49	173,601	1,369	3.15
Other borrowings	4,360,118	24,921	2.27	2,496,546	13,112	2.08
Subordinated debentures - Bank	172,905	2,355	5.45	173,142	2,358	5.45
Subordinated debentures - Company	—	—	—	47,118	471	4.00
Total borrowings	4,716,522	28,876	2.43	2,890,407	17,310	2.38
Total interest bearing liabilities	21,744,703	70,326	1.28	20,817,862	67,217	1.28
Non-interest bearing deposits	4,324,247			4,361,642
Other non-interest bearing liabilities	430,213			645,770
Total liabilities	26,499,163			25,825,274
Stockholders’ equity	4,426,118			4,524,417
Total liabilities and stockholders’ equity	$30,925,281			$30,349,691
Net interest rate spread [3]			3.26%			3.13%
Net interest earning assets [4]	$5,965,952			$6,083,577
Net interest margin - tax equivalent		246,886	3.53%		231,720	3.42%
Less tax equivalent adjustment		(4,015)			(3,463)
Net interest income		242,871			228,257
Accretion income on acquired loans		27,016			19,497
Tax equivalent net interest margin excluding accretion income on acquired loans		$219,870	3.15%		$212,223	3.13%
Ratio of interest earning assets to interest bearing liabilities	127.4%			129.2%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	As of and for the Quarter Ended
	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio[1]:

Total assets	$31,383,307	$29,956,607	$30,237,545	$30,077,665	$30,586,497
Goodwill and other intangibles	(1,742,578)	(1,782,533)	(1,777,748)	(1,772,963)	(1,793,846)
Tangible assets	29,640,729	28,174,074	28,459,797	28,304,702	28,792,651
Stockholders’ equity	4,428,853	4,419,223	4,459,158	4,520,967	4,530,113
Preferred stock	(138,423)	(138,218)	(138,011)	(137,799)	(137,581)
Goodwill and other intangibles	(1,742,578)	(1,782,533)	(1,777,748)	(1,772,963)	(1,793,846)
Tangible common stockholders’ equity	2,547,852	2,498,472	2,543,399	2,610,205	2,598,686
Common stock outstanding at period end	216,227,852	209,560,824	205,187,243	202,392,884	198,455,324
Common stockholders’ equity as a % of total assets	13.67%	14.29%	14.29%	14.57%	14.36%
Book value per common share	$19.84	$20.43	$21.06	$21.66	$22.13
Tangible common equity as a % of tangible assets	8.60%	8.87%	8.94%	9.22%	9.03%
Tangible book value per common share	$11.78	$11.92	$12.40	$12.90	$13.09

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:

Average stockholders’ equity	$4,426,118	$4,415,449	$4,423,910	$4,489,167	$4,524,417
Average preferred stock	(138,523)	(138,348)	(138,142)	(137,850)	(137,698)
Average goodwill and other intangibles	(1,745,339)	(1,756,506)	(1,780,885)	(1,776,118)	(1,780,102)
Average tangible common stockholders’ equity	2,542,256	2,520,595	2,504,883	2,575,199	2,606,617
Net income available to common	112,501	99,448	94,473	120,465	104,722
Net income, if annualized	446,335	403,317	378,930	477,932	415,473
Reported return on avg tangible common equity	17.56%	16.00%	15.13%	18.56%	15.94%
Adjusted net income (see reconciliation on page 19)	$116,458	$105,902	$105,124	$105,629	$108,855
Annualized adjusted net income	462,034	429,492	421,651	419,072	431,870
Adjusted return on average tangible common equity	18.17%	17.04%	16.83%	16.27%	16.57%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[3]:

Average assets	$30,925,281	$30,742,943	$29,666,951	$29,747,603	$30,349,691
Average goodwill and other intangibles	(1,745,339)	(1,756,506)	(1,780,885)	(1,776,118)	(1,780,102)
Average tangible assets	29,179,942	28,986,437	27,886,066	27,971,485	28,569,589
Net income available to common	112,501	99,448	94,473	120,465	104,722
Net income, if annualized	446,335	403,317	378,930	477,932	415,473
Reported return on average tangible assets	1.53%	1.39%	1.36%	1.71%	1.45%
Adjusted net income (see reconciliation on page 19)	$116,458	$105,902	$105,124	$105,629	$108,855
Annualized adjusted net income	462,034	429,492	421,651	419,072	431,870
Adjusted return on average tangible assets	1.58%	1.48%	1.51%	1.50%	1.51%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	As of and for the Quarter Ended
	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$242,871	$235,506	$231,839	$223,321	$228,257
Non-interest income	22,475	19,597	27,058	51,830	32,381
Total revenue	265,346	255,103	258,897	275,151	260,638
Tax equivalent adjustment on securities	4,015	3,949	3,834	3,586	3,463
Net loss (gain) on sale of securities	4,886	13,184	528	(6,882)	76
(Gain) loss on termination of pension plan	—	—	—	(12,097)	280
Net (gain) on sale of residential mtg loans	—	(8,313)	—	—	—
Adjusted total revenue	274,247	263,923	263,259	259,758	264,457
Non-interest expense	109,921	114,992	126,940	106,455	115,450
Charge for asset write-downs, systems integration, retention and severance	—	(3,344)	—	—	(5,133)
Impairment related to financial centers and real estate consolidation strategy	—	—	(14,398)	—	—
Gain on extinguishment of borrowings	172	46	—	—	—
Amortization of intangible assets	(5,865)	(4,826)	(4,785)	(4,785)	(4,785)
Adjusted non-interest expense	104,228	106,868	107,757	101,670	105,532
Reported operating efficiency ratio	41.4%	45.1%	49.0%	38.7%	44.3%
Adjusted operating efficiency ratio	38.0	40.5	40.9	39.1	39.9

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share(non-GAAP)[5]:

Income before income tax expense	$144,925	$129,911	$120,457	$154,996	$134,603
Income tax expense	30,434	28,474	23,997	32,549	27,905
Net income (GAAP)	114,491	101,437	96,460	122,447	106,698
Adjustments:
Net loss (gain) on sale of securities	4,886	13,184	528	(6,882)	76
(Gain) loss on termination of pension plan	—	—	—	(12,097)	280
Net (gain) on sale of residential mtg loans	—	(8,313)	—	—	—
(Gain) on extinguishment of debt	(172)	(46)	—	—	—
Impairment related to financial centers and real estate consolidation strategy	—	—	14,398	—	—
Charge for asset write-downs, systems integration, retention and severance	—	3,344	—	—	5,133
Amortization of non-compete agreements and acquired customer list intangible assets	295	242	200	200	200
Total pre-tax adjustments	5,009	8,411	15,126	(18,779)	5,689
Adjusted pre-tax income	149,934	138,322	135,583	136,217	140,292
Adjusted income tax expense	31,486	30,431	28,472	28,606	29,461
Adjusted net income (non-GAAP)	118,448	107,891	107,111	107,611	110,831
Preferred stock dividend	1,990	1,989	1,987	1,982	1,976
Adjusted net income available to common stockholders (non-GAAP)	$116,458	$105,902	$105,124	$105,629	$108,855

Weighted average diluted shares	222,769,369	213,505,842	207,376,239	203,566,582	200,252,542
Reported diluted EPS (GAAP)	$0.51	$0.47	$0.46	$0.59	$0.52
Adjusted diluted EPS (non-GAAP)	0.52	0.50	0.51	0.52	0.54

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	For the Year ended December 31,
	2018	2019
The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[5]:

Income before income tax expense	$566,230	$539,966
Income tax expense	118,976	112,925
Net income (GAAP)	447,254	427,041

Adjustments:
Net loss on sale of securities	10,788	6,905
Net (gain) on termination of pension plan	—	(11,817)
Net (gain) on sale of fixed assets	(11,800)	—
Net (gain) on sale or residential mortgage loans	—	(8,313)
Impairment related to financial centers and real estate consolidation strategy	—	14,398
Charge for asset write-downs, systems integration, retention and severance	13,132	8,477
(Gain) on extinguishment of borrowings	(172)	(46)
Amortization of non-compete agreements and acquired customer list intangible assets	1,177	840
Total pre-tax adjustments	13,125	10,444
Adjusted pre-tax income	579,355	550,410
Adjusted income tax expense	121,732	115,586
Adjusted net income (non-GAAP)	$457,623	$434,824
Preferred stock dividend	7,978	7,933
Adjusted net income available to common stockholders (non-GAAP)	$449,645	$426,891

Weighted average diluted shares	224,816,996	206,131,628
Diluted EPS as reported (GAAP)	$1.95	$2.03
Adjusted diluted EPS (non-GAAP)	2.00	2.07

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend below.
	For the Year ended December 31,
	2018	2019
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:
Average stockholders’ equity	$4,344,096	$4,463,605
Average preferred stock	(138,829)	(138,007)
Average goodwill and other intangibles	(1,746,687)	(1,773,475)
Average tangible common stockholders’ equity	2,458,580	2,552,123
Net income available to common stockholders	$439,276	$419,108
Reported return on average tangible common equity	17.87%	16.42%
Adjusted net income available to common stockholders (see reconciliation on page #SectionPage#)	$449,645	$426,891
Adjusted return on average tangible common equity	18.29%	16.73%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[3]:
Average assets	$30,746,916	$30,138,390
Average goodwill and other intangibles	(1,746,687)	(1,773,475)
Average tangible assets	29,000,229	28,364,915
Net income available to common stockholders	439,276	419,108
Reported return on average tangible assets	1.51%	1.48%
Adjusted net income available to common stockholders (see reconciliation on page 20)	$449,645	$426,891
Adjusted return on average tangible assets	1.55%	1.51%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:
Net interest income	$967,403	$918,923
Non-interest income	103,197	130,865
Total revenues	1,070,600	1,049,788
Tax equivalent adjustment on securities	16,231	14,832
Net loss on sale of securities	10,788	6,905
Net (gain) on termination of pension plan	—	(11,817)
Net (gain) on sale of fixed assets	(11,800)	—
(Gain) on sale of residential mortgage loans	—	(8,313)
Adjusted total net revenue	1,085,819	1,051,395
Non-interest expense	458,370	463,837
Charge for asset write-downs, retention and severance	(13,132)	(8,477)
Impairment related to financial centers and real estate consolidation strategy	—	(14,398)
Gain on extinguishment of borrowings	172	46
Amortization of intangible assets	(23,646)	(19,181)
Adjusted non-interest expense	$421,764	$421,827
Reported operating efficiency ratio	42.8%	44.2%
Adjusted operating efficiency ratio	38.8%	40.1%

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results.

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

3 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.